Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this registration statement on Form SB-2 [File No. 333-143655], of our report, which includes an explanatory paragraph related to the Company's ability to continue as a going concern, dated March 26, 2007, on our audits of the consolidated financial statements of ROO Group, Inc. and subsidiaries, and to the reference to our Firm under the caption “Experts” in the registration statement.

/s/ Moore Stephens, P.C.

Moore Stephens, P.C.
New York, New York
July 25, 2007